Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 4, 2014 (except for the last paragraph of Note 1, as to which the date is November 5, 2014), in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-198936) and related Prospectus of Coherus BioSciences, Inc. for the registration of 7,240,745 shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

November 6, 2014